AMENDING AGREEMENT

THIS AGREEMENT made the 13th day of February, 2002

AMONG:

BRADNER VENTURES LTD., Suite 1260 - 609 Granville Street, Vancouver, B.C. V7Y 1G5

(the "Lender")

AND:

BESTSHOT.COM INC., c/o 700 - 1285 West Pender Street, Vancouver, B.C. V6E 4B1

(the "Company")

AND:

BESTSHOT.COM CORP., 302 - 10301 108th Street, Edmonton, Alberta T5J 1L7

(the "Subsidiary")

WHEREAS:

A. The Lender, the Company and the Subsidiary entered into a Loan Agreement, dated July 13, 2001 (the "Loan Agreement");

B. The purpose of the Loan Agreement was to set out terms of the arrangement by which the Lender agrees to loan up to US$350,000 to the Company and the Subsidiary; and

C. The Loan Agreement was intended to refer to a loan of up to US$350,000 but inadvertently described the loan as a loan of up to CDN$350,000.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 12.10 of the Loan Agreement is deleted and replaced with the following:

"12.10 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America."

2. The Lender, the Company and the Subsidiary each acknowledge and agree that all other provisions of the Loan Agreement remain in full force and effect.

3. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

5. This Agreement will be governed by and construed in accordance with the law of British Columbia.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BRADNER VENTURES LTD.

Per: /s/ Ron Schmitz
Authorized Signatory

BESTSHOT.COM INC.

Per: /s/ John Davis
Authorized Signatory

BESTSHOT.COM CORP.

Per: /s/ John Davis
Authorized Signatory